INDEPENDENT AUDITORS CONSENT

We hereby consnt to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form-8 of our report of America's Web Station, Inc. dated July 30, 1999, appearing in the Company's Registration Statement on Form SB-2 (SEC File No. 333-91717). We also consent to the reference to us under the caption "Experts" in the Reoffer Prospetus.




                                      GIRARDIN BALDWIN & ASSOCIATES LLP
                                      Certified Public Accountants

Naples, Florida
September 18, 2000